SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          October 8, 2004

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-8788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

1-4698	NEVADA POWER COMPANY	88-0045330
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s business and Operations
1.01 Entry into a Material Definitive Agreement.
Section 2 — Financial Information
2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Section 9 — Financial Statements and Exhibits
9.01 Financial Statements and Exhibits.
SIGNATURES

Section 1 — Registrant’s business and Operations

1.01 Entry into a Material Definitive Agreement.

     On October 13, 2004, Nevada Power Company (NPC), a wholly owned subsidiary of Sierra Pacific Resources (SPR), completed the acquisition of the partially constructed 1,200 megawatt natural gas-fired combined-cycle power plant, the “Moapa Facility” (“Facility”), from Duke Energy (“Duke”). The Facility is located in the Moapa Valley, 20 miles northeast of Las Vegas. The Facility consists of four natural gas-fired combustion turbines, two steam turbines and four heat-recovery steam generators operating in combined cycle mode. The Public Utilities Commission of Nevada (PUCN) approved the acquisition of the Facility on September 17, 2004 and deemed the Facility a “critical facility.” The PUCN approved an additional 2 percent return on equity on construction costs of the Facility. Completion of Unit 1 of the Facility is targeted for March 31, 2006, and June 30, 2006 is the targeted completion date for Unit 2. The PUCN’s order also included incentives for early completion of the plant and/or penalties for delay.

     Total costs to acquire and complete construction of the Facility are estimated at $558 million, which includes $182 million paid to Duke for the Facility in its current state of completion, $5 million for partial reimbursement of prepaid property taxes and payments made by Duke to the regional required system upgrade trust account, AFUDC, costs for distribution and transmission facilities and costs expected to be incurred under the contract with Fluor Enterprises, Inc., discussed below. The purchase price was paid through a combination of available cash and borrowings under NPC’s newly-established revolving credit facility (discussed below). Before the end of this year, NPC expects to enter into long-term financing in the amount of approximately $250 million. The proceeds from the long-term financing would be used to pay down outstanding amounts under the revolving credit facility, to pay fees, costs and expenses in connection with the purchase and construction of the Facility and for general corporate purposes.

     The terms of the Duke Purchase Agreement include the transfer of substantially all real property, materials and equipment, books and records, contracts, permits, licenses, and all other assets owned or leased by Duke associated with the Facility as of the date of the Purchase Agreement. The Agreement also provides for the transfer of transmission and interconnection rights and obligations associated with the transmission facilities that are to interconnect with the Facility.

     Engineering, Procurement and Construction Agreement with Fluor Enterprises, Inc.

     On October 13, 2004, NPC entered into an agreement with Fluor Enterprises, Inc. to complete the construction of the Facility. The terms of the Engineering, Procurement and Construction Agreement (“EPC Agreement”) with Fluor Enterprises, Inc. provides for all required design, engineering, procurement, construction, commissioning, start-up and testing services for completion of the Facility. The EPC Agreement also contains schedule and performance guarantees, liquidated damage provisions and incentives for performance and early completion. The EPC Agreement contains equipment warranties, and warranties on all workmanship and engineering performed by Fluor, including pre-acquisition work.

     The purchase price was paid through a combination of available cash and borrowings under the Revolving Credit Facility. Before the end of this year, NPC expects to enter into long-term financing in the amount of approximately $250 million. The proceeds from the long-term financing would be used to pay down outstanding amounts under the Revolving Credit Facility (described below), to pay fees, costs and expenses in connection with the purchase and construction of the Facility and for general corporate purposes.

Revolving Credit Facility

     On October 8, 2004, NPC entered into a $250 million Credit Agreement with Union Bank of California, N.A., as Administrative Agent, to finance the purchase price of the Facility, to pay fees, costs and expenses incurred by NPC in connection with the purchase and construction of the Facility and for general corporate purposes. The revolving credit facility, which is secured by NPC’s $250 million General and Refunding Mortgage Bond, Series K, will expire October 8, 2007. The rate for outstanding loans and/or letters of credit under revolving credit facility will be at either an alternate base rate or a Eurodollar rate plus a margin that varies based upon NPC’s credit rating by S&P and Moody’s. Currently, NPC’s alternate base rate margin is 1.00% and its Eurodollar margin is 2.00%.

     On October 8, 2004, NPC borrowed $150 million under the revolving credit facility to pay part of the $182 million purchase price for the Facility. The remainder of the purchase price was funded with available cash.

Financial Covenants

     The Credit Agreement contains two financial maintenance covenants. The first requires that NPC maintain a ratio of consolidated indebtedness to consolidated capital, determined as of the last day of each fiscal quarter, not to exceed 0.68 to 1. The second requires that NPC maintain a ratio of consolidated cash flow to consolidated interest expense, determined as of the last day of each fiscal quarter for the period of four consecutive fiscal quarters, not to be less than 2.0 to 1. Due to a negative pledge obligation in NPC’s $100 million Credit Agreement, dated May 4, 2004, NPC expects to amend its $100 million Credit Agreement to include these two financial maintenance covenants.

Dividend Restriction

     The Credit Agreement contains a dividend limitation similar to certain of NPC’s existing dividend limitations. The limitation does not apply to payments by NPC to enable SPR to pay its reasonable fees and expenses (including, but not limited to, interest on SPR’s indebtedness and payment obligations on account of SPR’s Premium Income Equity Securities) provided that:

•	those payments do not exceed $60 million for any one calendar year,

•	those payments comply with any regulatory restrictions then applicable to NPC, and

•	the ratio of consolidated cash flow to fixed charges for NPC’s most recently ended four full fiscal quarters immediately preceding the date of payment is at least 1.75 to 1.

     The Credit Agreement also permits NPC to make payments to SPR in excess of the amounts payable discussed above in an aggregate amount not to exceed $25 million from the date the establishment of the Credit Agreement.

     In addition, NPC may make payments to SPR in excess of the amounts described above so long as, at the time of payment and after giving effect to the payment:

•	there are no defaults or events of default with respect to the Credit Agreement,

•	NPC would have had a ratio of consolidated cash flow to fixed charges for NPC’s most recently ended four full fiscal quarters immediately preceding the payment date of at least 2 to 1, and

•	the total amount of such dividends is less than the sum of:

•	50% of NPC’s consolidated net income measured on a quarterly basis cumulative of all quarters from the date of the establishment of the revolving credit facility, plus

•	100% of NPC’s aggregate net cash proceeds from contributions to its common equity capital or the issuance or sale of certain equity or convertible debt securities of NPC, plus

•	the lesser of cash return of capital or the initial amount of certain restricted investments.

Restriction on Additional Indebtedness

     The Credit Agreement also restricts NPC from incurring any additional indebtedness unless:

•	at the time the debt is incurred, the ratio of consolidated cash flow to fixed charges for NPC’s most recently ended four quarter period on a pro forma basis is at least 2 to 1, or

•	the debt incurred is specifically permitted under the terms of the Credit Agreement, which permits the incurrence of certain credit facility or letter of credit indebtedness, obligations incurred to finance property construction or improvement, indebtedness incurred to refinance existing indebtedness, certain intercompany indebtedness, hedging obligations, indebtedness incurred to support bid, performance or surety bonds, and certain letters of credit issued to support NPC’s obligations with respect to energy suppliers, or indebtedness incurred to finance capital expenditures pursuant to NPC’s 2003 Integrated Resource Plan.

Other Restrictions

     Among other things, the Credit Agreement also contains restrictions on liens (other than permitted liens, which include liens to secure certain permitted debt) and certain sale and leaseback transactions. There are also limitations on certain fundamental structural changes to NPC and limitations on the disposition of property.

Defaults

     The Credit Agreement provides for certain events of default including any of the following events: NPC fails to make payments of principal or interest under the Credit Agreement, NPC fails to comply with certain agreements included in the Credit Agreement, NPC files for bankruptcy, or a change of control occurs. The Credit Agreement also provides for an event of default if a judgment of $15 million or more is entered against NPC and such judgment is not vacated, discharged, stayed or bonded pending appeal within 60 days. Since, the Credit Agreement also prohibits the creation or existence of any liens on NPC’s properties except for liens specifically permitted under the Credit Agreement, if a judgment lien is filed against NPC, the filing of the lien will trigger an event of default under the Credit Agreement. The Credit Agreement also provides for an event of default if NPC defaults in the payment of principal, interest or premium beyond the applicable grace period under any mortgage, indenture or other security instrument, relating to debt in excess of $15 million.

     Upon an event of default, the Administrative Agent under the Credit Agreement may, upon request of more than 50% of the lenders under the Credit Agreement, declare all amounts due under the Credit Agreement immediately due and payable. Since NPC’s obligations under the Credit Agreement are secured by its General and Refunding Mortgage Bond, if NPC fails to repay all amounts due upon an acceleration of the Credit Agreement within three business days, such failure will be deemed a default in the payment of principal and will trigger an event of default under the NPC General and Refunding Mortgage Indenture that would be applicable to all securities issued under the NPC General and Refunding Mortgage Indenture.

Forward Looking Statements: This Current Report on Form 8-K contains forward-looking statements regarding the future performance of NPC, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, construction risk related to the completion of the plant, actual costs incurred by NPC, Fluor Enterprises, Inc.’s performance under the EPC Agreement and NPC’s ability to access the capital markets on favorable terms. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NPC are contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC. NPC undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Section 2 — Financial Information

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Section 1.01 above for a complete description of the Credit Agreement and a borrowing thereunder.

Section 9 — Financial Statements and Exhibits

9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

          None.

(b)	Pro forma financial information.

          None.

(c)	Exhibits.

          None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: October 15, 2004	By:	/s/ John E. Brown

John E. Brown Vice President and Controller

Nevada Power Company

(Registrant)

Date: October 15, 2004	By:	/s/ John E. Brown

John E. Brown Vice President and Controller